As filed with the Securities and Exchange Commission on April 2, 2020
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1390387 (I.R.S. Employer Identification No.)
5130 Hacienda Drive Dublin, California 94568 (925) 965-4400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Travis R. Marquette
Group Senior Vice President and Chief Financial Officer
5130 Hacienda Drive
Dublin, California 94568
(925) 965-4400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Bradley J. Rock, Esq.
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, California 94105
(415) 836-2598
and
Jamie Knox, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4992

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)
(1) An indeterminate aggregate offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices
(2) In accordance with Rules 456(b) and 457(r), the registrant is electing to defer payment of all of the registration fees, and will pay the registration fees subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS
ROSS STORES, INC.
Debt Securities
We may from time to time, in one or more offerings, offer, issue and sell debt securities (the “Securities”). This prospectus describes some of the general terms that may apply to the Securities. When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities that we are selling, which terms will include, among other things, the particular terms of the Securities, including the specific title of the Securities, the aggregate amount of the offering and the offering price, and the denominations in which the Securities may be offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.
The Securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 14. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.
Investing in our Securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement or free writing prospectus.
This prospectus may not be used to offer or sell any Securities unless it is accompanied by a prospectus supplement.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is April 2, 2020

i

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may, at any time and from time to time, sell the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you might find important in deciding whether to purchase the Securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 2.
This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with the documents incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 2.
Unless the context otherwise requires or as otherwise specified, references in this prospectus to “Ross Stores,” the “Company,” “we,” “us,” or “our” refers to Ross Stores, Inc. and its consolidated subsidiaries and predecessors, unless otherwise specified.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation by Reference” contain certain information that is based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions and are to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to such things as discussions regarding, without limitation, the rapidly developing challenges and our plans and responses to the COVID-19 pandemic and related economic disruptions, planned store growth, new markets, expected sales, projected earnings levels, capital expenditures, debt markets, general economic outlook, discussions regarding our overall corporate strategy, our existing or future leverage and debt service obligations, and other matters. These forward-looking statements reflect our then current beliefs, projections, and estimates with respect to future events and our projected financial performance, operations, and competitive position. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “looking ahead,” and similar expressions identify forward-looking statements. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.
The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 31, 2020, and subsequent reports filed by us with the SEC, all of which are incorporated herein by reference, and other similar statements contained in this prospectus, any prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.
In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, except as required by law. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov. You may also inspect information that we file with NASDAQ at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006. We have filed this prospectus with the SEC as part of a registration statement on Form S-3. This prospectus does not contain all of the information set forth in the registration statement.
We “incorporate by reference” certain information from filings with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or, if applicable, the accompanying prospectus supplement or any related free writing prospectus, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of Securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been “furnished” to and not “filed” with the SEC:

Ross Stores SEC Filings (File No. 001-14678)	Period and/or Date Filed
Annual Report of Ross Stores on Form 10-K	Fiscal Year ended February 1, 2020, filed with the SEC on March 31, 2020
Current Reports on Form 8-K	Filed on March 12, 2020, March 19, 2020, and April 2, 2020
Definitive Proxy Statement on Schedule 14A (only as to the sections incorporated by reference into Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the Fiscal year ended February 2, 2019)	Filed on April 9, 2019
You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:
Ross Stores, Inc.
Attention: Investor Relations
5130 Hacienda Drive
Dublin, California 94568
Tel: (925) 965-4400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into the filing.

THE COMPANY

Ross Stores, Inc. and its subsidiaries operate two brands of off-price retail apparel and home fashion stores—Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS®.

Ross is the largest off-price apparel and home fashion chain in the United States, with 1,546 locations in 39 states, the District of Columbia, and Guam, as of February 1, 2020. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at everyday savings of 20% to 60% off department and specialty store regular prices every day. Ross’ target customers are primarily from middle income households.
We also operate 259 dd’s DISCOUNTS stores in 19 states as of February 1, 2020. dd’s DISCOUNTS features more moderately-priced first-quality, in-season, name brand apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 70% off moderate department and discount store regular prices every day. The typical dd’s DISCOUNTS store is located in an established shopping center in a densely populated urban or suburban neighborhood and its target customers typically come from households with more moderate incomes than Ross customers.

The merchant, store field, and distribution operations for Ross and dd’s DISCOUNTS are separate. The two chains share certain corporate and support services.

Both our Ross and dd’s DISCOUNTS brands target value-conscious women and men between the ages of 18 and 54. The decisions we make, from merchandising, purchasing, and pricing, to the locations of our stores, are based on these customer profiles. We believe that both brands derive a competitive advantage by offering a wide assortment of product within each of our merchandise categories in organized and easy-to-shop store environments.

Our mission is to offer competitive values to our target customers by focusing on the following key strategic objectives:

•Maintain an appropriate level of recognizable brands, labels, and fashions at strong discounts throughout the store.
•Meet customer needs on a local basis.
•Deliver an in-store shopping experience that reflects the expectations of the off-price customer.
•Manage real estate growth to compete effectively across all our markets.

RISK FACTORS

Investing in the Securities involves risks. In evaluating an investment in the Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such Securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. Please also refer to the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds from the sale of the Securities for working capital and other general business purposes. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade Securities.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        In this section entitled “Description of Debt Securities,” unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” and “our” refer to Ross Stores, Inc. only and not to any of its subsidiaries.
        The debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to the indenture, dated as of September 18, 2014 (the “indenture”), between us and U.S. Bank National Association, as trustee. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.  Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indenture and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, define the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

        The indenture does not limit the amount of debt securities that may be issued under that indenture, and the indenture does not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

        When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

        The debt securities will effectively rank junior to all liabilities of our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, the indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•whether the debt securities will be guaranteed by any of our subsidiaries;
•the title of the debt securities;
•the total principal amount of the debt securities;
•whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;
•the date or dates on which the principal of and any premium on the debt securities will be payable;
•any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;
•whether and under what circumstances we will pay any additional amounts with respect to the debt securities;
•the place or places where payments on the debt securities will be payable;
•any provisions for optional redemption or early repayment;
•any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;
•the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;
•whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;
•the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;
•any changes or additions to the events of default or covenants described in this prospectus;
•any restrictions or other provisions relating to the transfer or exchange of debt securities;
•any terms for the conversion or exchange of the debt securities for other securities; and
•any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.
Certain Covenants

        Limitation on Liens

        The indenture contains a covenant that we will not, and we will not permit any of our restricted subsidiaries to, issue, assume or guarantee any indebtedness secured by any mortgage upon any operating property or operating asset of the Company or any restricted subsidiary without securing the debt securities (and, if we so determine, any other indebtedness ranking equally with the debt securities) equally and ratably with such indebtedness.

This covenant will not prevent us or any of our restricted subsidiaries from issuing, assuming or guaranteeing:

•any purchase money mortgage on such property simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) of such property, or (2) the placing in operation of such property after the acquisition or completion of any such construction or substantial improvement;
•an existing mortgage on property not previously owned by us or a restricted subsidiary, including in each case indebtedness incurred for reimbursement of funds previously expended for any substantial improvements to or acquisitions of property. However:
◦the mortgage must be limited to any or all of (1) such acquired or constructed property or substantial improvement (including accretions thereto), (2) the real property on which any construction or substantial improvement occurs or (3) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs; and
◦the total amount of the indebtedness secured by the mortgage, together with all other indebtedness to persons other than us or a restricted subsidiary secured by mortgages on such property, shall not exceed the lesser of (1) the total costs of such mortgaged property, including any costs of construction or substantial improvement, or (2) the fair market value of the property immediately following the acquisition, construction or substantial improvement;
•any mortgage on real property and, with respect to distribution centers, on equipment used directly in the operation of, or the business conducted on, such mortgaged real property, which is the sole security for indebtedness:
◦incurred within three years after the latest of (1) the date of issuance of the first series of debt securities under the indenture, (2) the date of the acquisition of the real property or (3) the date of the completion of construction or substantial improvement on such real property;
◦incurred for the purpose of reimbursing us or our restricted subsidiary for the cost of acquisition and/or the cost of improvement of such real property and equipment;
◦the amount of which does not exceed the lesser of the aggregate cost of the real property, improvements and equipment or the fair market value of that real property, improvements and equipment; and
◦the holder of which shall be entitled to enforce payment of such indebtedness solely by resorting to the security for such mortgage, without any liability on the part of us or a restricted subsidiary for any deficiency;
•mortgages existing on the date of the indenture, mortgages on assets of a restricted subsidiary existing on the date it became a subsidiary or mortgages on the assets of a subsidiary that is newly designated as a restricted subsidiary if the mortgage would have been permitted under the provisions of this paragraph if such mortgage was created while the subsidiary was a restricted subsidiary;
•mortgages in favor of us or a restricted subsidiary;
•mortgages securing only the indebtedness issued under the indenture; and
•mortgages to secure indebtedness incurred to extend, renew, refinance or replace indebtedness secured by any mortgages referred to above, provided that the principal amount of the extended, renewed, refinanced or replaced indebtedness does not exceed the principal amount of indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such mortgage applies only to the same property or assets subject to the prior permitted mortgage (and, in the case of real property, improvements).
Restrictions on Sale and Leaseback Transactions.

        The indenture contains a covenant that we will not, and will not permit our restricted subsidiaries to, enter into any arrangement with any person providing for the leasing by us or any restricted subsidiary of any operating property or operating asset that has been or is to be sold or transferred by us or such restricted subsidiary to such person with the intention of taking back a lease of such property (a “sale and leaseback transaction”) without equally and ratably securing the debt securities (and, if we shall so determine, any other indebtedness ranking equally with the debt securities), unless the terms of such sale or transfer have been determined by our board of directors to be fair and arm’s-length and either:

•within 180 days after the receipt of the proceeds of the sale or transfer, we or any restricted subsidiary applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such operating property or operating asset at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of our senior funded debt; or
•we or such restricted subsidiary would be entitled, at the effective date of the sale or transfer, to incur indebtedness secured by a mortgage on such operating property or operating assets, in an amount at least equal to the attributable debt in respect of the sale and leaseback transaction, without equally and ratably securing the debt securities pursuant to the “Limitation on Liens” described above.
        The foregoing restriction will not apply to:

•any sale and leaseback transaction for a term of not more than three years including renewals;
•any sale and leaseback transaction with respect to operating property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such operating property) if a binding commitment with respect thereto is entered into within three years after the latest of (1) the date of issuance of the first series of debt securities under the indenture or (2) the date such operating property was acquired (as the term “acquired” is used in the definition of operating property);
•any sale and leaseback transaction with respect to operating assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation; or
•any sale and leaseback transaction between us and a restricted subsidiary or between restricted subsidiaries provided that the lessor shall be us or a wholly owned restricted subsidiary.
        Exempted Debt

        Notwithstanding the limitations in the indenture on mortgages and sale and leaseback transactions, we or our restricted subsidiaries may, in addition to amounts permitted under such limitations, issue, assume or guarantee indebtedness secured by mortgages, or enter into sale and leaseback transactions, provided that, after giving effect thereto, the aggregate outstanding amount of all such indebtedness secured by mortgages plus attributable debt resulting from such sale and leaseback transactions does not exceed 15% of consolidated net tangible assets.

Certain Definitions

For purposes of the indenture:

        “Attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        “Capitalized lease obligations” means obligations created pursuant to leases which are required to be shown on the liability side of a balance sheet in accordance with generally accepted accounting principles.

        “Consolidated net tangible assets” means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its restricted subsidiaries after deducting (i) all current liabilities (excluding any amounts that constitute Funded Debt by reason of being extendible or renewable), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as computed in accordance with generally accepted accounting principles and as shown in the latest quarterly consolidated balance sheet of the Company contained in the Company’s then most recent annual report to stockholders or quarterly report filed with the SEC, as the case may be.

        “Funded debt” means indebtedness which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date. Funded debt does not include (1) obligations created pursuant to leases, (2) any indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding funded debt unless such indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

        “Indebtedness” means (i) the principal of and any premium and interest on (a) indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments, (ii) capitalized lease obligations, (iii) obligations for the deferred purchase price of property, conditional sale obligations and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (subject to certain exceptions), (v) obligations of the type referred to in clauses (i) through (iv) of third-parties and all dividends of third-parties for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, (vi) obligations of the type referred to in clauses (i) through (v) of third-parties secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured, and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

        “Mortgage” means any mortgage, security interest, pledge, lien or other encumbrance.

        “Operating assets” means all merchandise inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by us or a restricted subsidiary.

        “Operating property” means all real property and improvements thereon owned by us or a restricted subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located. This term does not include any store, warehouse, service center or distribution center that our board of directors declares by resolution not to be of material importance to the business of the Company and its restricted subsidiaries. Operating property is treated as having been “acquired” on the day the operating property is placed in operation by us or a restricted subsidiary after the later of (a) its acquisition from a third party, including an unrestricted subsidiary, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an operating property prior to such reconstruction, renovation, remodeling, expansion or improvement).

        “Restricted subsidiary” means any Subsidiary which at the time of determination is not an Unrestricted Subsidiary. As of the date of this prospectus, Ross Procurement, Inc., Ross Merchandising, Inc. and Ross Dress for Less, Inc. are our only restricted subsidiaries.

        “Senior funded debt” means all funded debt of the Company or any person (except funded debt, the payment of which is subordinated to the payment of the debt securities).

        “Subsidiary” means any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or any other person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such person.

        “Unrestricted subsidiary” means any Subsidiary of the Company that at the time of determination is or continues to be designated an Unrestricted Subsidiary by the board of directors of the Company and any Subsidiary of an Unrestricted Subsidiary.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and payable and such default continues for 30 days or longer;
•our failure to pay the principal of or any premium on any debt security of that series when due and payable;

•our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;
•our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets);
•the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or any restricted subsidiary’s indebtedness, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $25.0 million or more at any time; one or more judgments in an aggregate amount in excess of $25.0 million remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;
•specified events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary; and
•any other event of default provided for in that series of debt securities.
 We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.
         If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.
        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.
        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered, and if requested, provided to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•such holder has previously given the trustee notice that an event of default is continuing with respect to that series;
•holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;
•such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;
•the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
•holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.
 Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
        Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities (except amendments or changes to any notice provisions, which may be amended with the consent of holders of a majority of an outstanding series of debt securities);
•reduce the rate of or change the time for payment of interest on any debt security;
•waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make payments on any debt security payable in currency other than as originally stated in the debt security;
•make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;
•waive a redemption payment with respect to any debt securities;
•impair a holder’s right to sue for payment of any amount due on its debt security; or
•make any change in the preceding amendment, supplement and waiver provisions.
        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
        We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•to cure any ambiguity, defect or inconsistency;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to establish the form or terms of debt securities of any series as permitted by the indenture;
•to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our properties or assets, as applicable;
•to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;
•to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us;
•to add additional events of default with respect to all or any series of debt securities;
•to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;
•to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;
•to secure the debt securities;
•to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or
•to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer’s certificate.
Defeasance and Discharge

        Defeasance
        When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture (except for certain surviving rights of the trustee and our obligations with respect thereto).

        If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or
•we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).
 If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.
        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

        An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series and certain rights of the trustee and our obligations with respect thereto, when:

•either:
◦all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or
◦all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
•no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;
•we have paid or caused to be paid all sums payable by it under the indenture; and
•we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.
        In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

 New York law will govern the indentures and the debt securities, without regard to conflicts of laws principles thereof.

The Trustee

        U.S. Bank National Association will be the trustee under the indenture. We have banking relationships with U.S. Bank National Association or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell the Securities offered pursuant to this prospectus to or through one or more underwriters, dealers or agents, or we may sell the Securities to investors directly on our own behalf in those jurisdictions where we are authorized to do. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions, and may also receive commissions from purchasers of the Securities for whom they may act. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
In connection with the offering of the Securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC, pursuant to which such persons may bid for or purchase Securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a “short position” for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing Securities in the open market following completion of the offering of such Securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Any Securities we offer will be new issues of Securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Ross Stores, Inc. for the fiscal year ended February 1, 2020 and the effectiveness of Ross Stores, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference which report (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the change in accounting principle for leases and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS
The legality of the Securities offered hereby by Ross Stores is being passed upon for Ross Stores by DLA Piper LLP (US). Certain legal matters will be passed upon for any of the underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of costs and expenses, other than underwriting discounts or commissions, to be paid by us in connection with the registration of the securities being registered by this registration statement. All of the amounts shown are estimates. All other costs and expenses will be calculated based on the securities offered and accordingly cannot be estimated at this time.

Securities and Exchange Commission registration fee	$ *
Printing expenses	**
Trustee fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency fees	**
Miscellaneous	**
Total	$ **
* Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of Securities under this registration statement.
** An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•for any breach of their duty of loyalty to the corporation or its stockholders;

•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
        Article VIII of the Company’s Amended and Restated Bylaws (the “Bylaws”) states that the Company shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding authorized by the Company’s board of directors by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company.

Article VIII of the Bylaws requires the Company to purchase and maintain director or officer liability insurance.

The Company has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the registrant will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant. The Company also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

Item 16. Exhibits.

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement	*
3.1
Certificate of Incorporation of Ross Stores, Inc. as amended (Corrected First Restated Certificate of Incorporation, dated March 17, 1999, together with amendments thereto through Amendment of Certificate of Incorporation dated May 29, 2015).
Incorporated by reference to Exhibit 3.1 to the Form 10-Q filed by Ross Stores, Inc. for its quarter ended August 1, 2015
3.2	Amended and Restated Bylaws of Ross Stores, Inc. (as amended March 8, 2017).	Incorporated by reference to Exhibit 3.2 to the Form 10-K filed by Ross Stores, Inc. for its fiscal year ended January 28, 2017
4.1	Indenture, dated as of September 18, 2014, between Ross Stores, Inc. and U.S. Bank National Association	Incorporated by reference to Exhibit 4.1 to the Form 8-K filed by Ross Stores, Inc. on September 18, 2014
4.2	Form of Debt Security	*
5.1	Opinion of DLA Piper LLP (US)	Filed herewith
23.1	Consent of DLA Piper LLP (US)	Filed as part of Exhibit 5.1 and incorporated by reference herein
23.2	Consent of Deloitte & Touche LLP	Filed herewith
24.1	Powers of Attorney	Contained in the signature page hereto
25.1	Statement of Eligibility of Trustee on Form T-1	Incorporated by reference to Exhibit 25.1 to the Form S-3ASR filed by Ross Stores, Inc. on September 15, 2014
* To be filed by amendment or as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein in connection with an offering of the applicable Securities.
Item 17. Undertakings.
a) The undersigned registrant hereby undertakes:
1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4) That, for the purpose of determining liability under the Securities Act to any purchaser:
i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, State of California on April 2, 2020.

Ross Stores, Inc.
Date: April 2, 2020	By:	/s/ Travis R. Marquette
Travis R. Marquette Group Senior Vice President and Chief Financial Officer, and Principal Accounting Officer

ROSS STORES, INC.
POWER OF ATTORNEY

KNOW ALL MEN/WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Hartshorn and Travis R. Marquette, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Barbara Rentler	CEO and Director (Principal Executive Officer)	April 2, 2020
Barbara Rentler
/s/ Travis R. Marquette	Group Senior Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	April 2, 2020
Travis R. Marquette
/s/ Michael Balmuth	Chairman of the Board and Senior Advisor, Director	April 2, 2020
Michael Balmuth
/s/ K. Gunnar Bjorklund	Director	April 2, 2020
K. Gunnar Bjorklund
/s/ Michael J. Bush	Director	April 2, 2020
Michael J. Bush
/s/ Norman A. Ferber	Chairman Emeritus of the Board, Director	April 2, 2020
Norman A. Ferber
/s/ Sharon D. Garrett	Director	April 2, 2020
Sharon D. Garrett
/s/ Stephen D. Milligan	Director	April 2, 2020
Stephen D. Milligan
/s/ Patricia H. Mueller	Director	April 2, 2020
Patricia H. Mueller
/s/ George P. Orban	Director	April 2, 2020
George P. Orban
/s/ Gregory L. Quesnel	Director	April 2, 2020
Gregory L. Quesnel
/s/ Larree M. Renda	Director	April 2, 2020
Larree M. Renda